                                                               EXHIBIT 1.01



                        PARK PLACE ENTERTAINMENT CORPORATION
                              (a Delaware corporation)
                                    $400,000,000

                               8 1/2% Notes due 2006


                                 PURCHASE AGREEMENT

November 9, 1999

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
S.G. COWEN SECURITIES CORPORATION
SCOTIA CAPITAL MARKETS (USA) INC.
BNY CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
PNC CAPITAL MARKETS, INC.
BEAR, STEARNS & CO. INC.
NORWEST INVESTMENT SERVICES, INC.


c/o    Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
       North Tower
       World Financial Center
       New York, New York  10281-1209

Ladies and Gentlemen:

              Park Place Entertainment Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not

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                                      -2-


jointly, of the respective principal amounts set forth in said Schedule A of the Company's 8 1/2% Notes due 2006 (the "Securities") pursuant to this Purchase Agreement (the "Agreement"). The Securities are to be issued pursuant to an indenture dated as of November 15, 1999 (the "Indenture") between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Trustee").

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-70853) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act") and has filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement as amended and the prospectus relating to the sale of Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement to the Prospectus prepared pursuant to Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus with respect to the offering of Securities.

              The Securities are being issued and sold in connection with the acquisition of Caesars (as defined in the Prospectus) (all as described in the Prospectus Supplement under the captions "The Acquisition" and "Use of Proceeds"). The Caesars acquisition is being effected pursuant to a stock purchase agreement (the "Acquisition Agreement") entered into on April 27, 1999 between Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") and several of its subsidiaries to acquire all of the outstanding stock of Caesars World, Inc., a wholly owned subsidiary of Starwood, and all of their interests in several other gaming entities.

              All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Prospectus or the Prospectus Supplement (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference therein.

              SECTION 1.  REPRESENTATIONS AND WARRANTIES.

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                                     -3-


              (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

              (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and the Prospectus, at the time the Registration Statement became effective complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "1933 Act Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and, together with the Prospectus Supplement, as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Prospectus Supplement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement, Prospectus or Prospectus Supplement or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1), of the Trustee under the Indenture. The parties hereto acknowledge that for purposes of this Agreement, including Section 6 hereof, the only information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, Prospectus and Prospectus Supplement is the information set forth (i) on the cover page of the Prospectus Supplement with respect to price and commissions of the offering and (ii) under the caption "Underwriting" in the Prospectus Supplement in the table, paragraph four, paragraph five, the second sentence of paragraph six and paragraph seven. No stop order preventing the use of the Registration Statement, Prospectus or Prospectus Supplement has been issued.

              (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, and, together with the Prospectus Supplement, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules, if any, included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

              (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Prospectus Supplement neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change or any development which would involve a material adverse change, in the business, results of operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

              (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the business results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

              (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

              (viii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

              (ix) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except (a) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the enforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

              (x) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, executed, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

              (xi) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Prospectus Supplement and will be in substantially the respective forms previously delivered to the initial purchasers.

              (xii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Prospectus Supplement and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

              (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting any of the Company or its subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement, Prospectus and Prospectus Supplement and is not so disclosed, or which has, or which would result in, singly or in the aggregate, a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the Company's performance of its obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such action, suit, or proceeding is contemplated or threatened.

              (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the businesses now operated by them or to carry on the businesses contemplated to be carried on by them upon completion of the Transactions, other than those which would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xv) ABSENCE OF FURTHER REQUIREMENTS. Except as disclosed in the Prospectus or the Prospectus Supplement, no authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official, including, without limitation, the Nevada Gaming Commission (the "NGC"), the Nevada State Gaming Control Board ("NGCB"), the Clark County Liquor and Gaming Licensing Board ("CCLB"), the City of Reno ("Reno"), the New Jersey Casino Control Commission (the "NJC"), the Casino Reinvestment Development Authority (the "CRDA"), the Mississippi Gaming Commission (the "MGC"), the Mississippi State

       Tax Commission (the "MTC"), the Louisiana Gaming Control Board ("LGCB"), the Delaware State Lottery Office, the Indiana Gaming Commission, the authorities governing casino gaming in Queensland, Australia (the "Queensland Authorities"), the Internal Auditors Bureau of Uruguay (the "IABU"), the Executive Power of the Oriental Republic of Uruguay, the Ontario Alcohol and Gaming Commission, the Ontario Casino Corporation, the Nova Scotia Gaming Control Commission, the Philippine Amusement and Gaming Corporation and the Gauteng Gambling Board (hereinafter collectively referred to as the "Gaming Authorities"), is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or for the due execution, delivery or performance of the Indenture by the Company, except (i) such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or have been obtained and made under any state securities or Blue Sky laws or regulations; (ii) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Trustee under the 1939 Act, (iii) such as may have been obtained under the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Mississippi Gaming Control Act and the respective regulations promulgated thereunder, the Louisiana Riverboat Economic Development and Gaming Control Act, Title 29 of the Delaware code, the Indiana Riverboat Gambling Act and the applicable laws governing casino gaming in Ontario, Nova Scotia and South Africa; and
       (iv) where the failure to obtain the authorization, approval, consent or order of, or filing with any court or governmental body, agency or official, does not result in a Material Adverse Effect.

              (xvi) POSSESSION OF LICENSES AND PERMITS. Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement,
       (i) the Company, its subsidiaries and each of the Company's directors and executive officers has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, all such Authorizations with respect to engaging in gaming operations in the States of Nevada, Louisiana, New Jersey, Mississippi, Delaware or Indiana or in Queensland, Australia, Uruguay, Ontario, Nova Scotia, the Philippines or South Africa, if such person is required to be licensed in such jurisdictions, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, except as would not have, singly or in the aggregate, a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, except as would not have, singly or in the aggregate, a Material Adverse Effect, (iii) each of the

       Company and its subsidiaries and each member of the Company's Management is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except as would not have, singly or in the aggregate, a Material Adverse Effect, and (iv) except as disclosed in the Registration Statement, Prospectus or Prospectus Supplement, none of the Company or its subsidiaries and no member of the Company Management has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions that are materially burdensome to any of them. Except as disclosed in the Registration Statement, Prospectus or Prospectus Supplement, none of the Company or its subsidiaries has any reason to believe that any Gaming Authorities are considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorizations of any of the Company or its subsidiaries or any member of the Company Management or that either the Gaming Authorities or any other governmental agencies are investigating any of the Company or its subsidiaries or related parties (other than normal overseeing reviews of the Gaming Authorities incident to the gaming, riverboat or casino activities, as the case may be, of any of the Company and its subsidiaries). Except with respect to facts disclosed in the Registration Statement, Prospectus or Prospectus Supplement, none of the Company or its subsidiaries has any reason to believe that there exists a reasonable basis for the Gaming Authorities to deny the renewal of the current casino and gaming licenses held by any of the Company or its subsidiaries.

              (xvii) TITLE TO PROPERTY. Except as would result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or the Prospectus Supplement or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xviii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xix) ENVIRONMENTAL LAWS. Except as described in the Registration Statement, Prospectus or Prospectus Supplement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
       (C) there is no investigation known to us and there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating to any Environmental Law against any of the Company or its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company or its subsidiaries relating to Hazardous Materials or Environmental Laws.

              (xx) TAXES. All United States federal income tax returns of each of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of each of the Company and its subsidiaries through the fiscal year ended 1990 have been settled and no assessment in connection therewith has been against any of them. Each of the Company and its subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

              (xxi) ACCOUNTING CONTROLS. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxii) MISCELLANEOUS. None of the Company or any agent acting on behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
       Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

              (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

              SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

              (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

              (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time").

              Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

              (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the last business day prior to the Closing Time.

              SECTION 3.  COVENANTS OF THE COMPANY.

              The Company covenants with each Underwriter as follows:

              (a) PROSPECTUS SUPPLEMENT. Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will use its best efforts to furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Underwriters shall reasonably request, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement. Thereafter, the Company will furnish to the Underwriters as many copies of the Prospectus and the Prospectus Supplement as the Underwriters may from time to time reasonably request.

              (b) FILING OF AMENDMENTS. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus, together with the Prospectus Supplement, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements. The Company will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act, or otherwise, will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form in which the Underwriters or counsel for the Underwriters shall reasonably object.

              (c) EFFECTIVENESS AND STOP ORDERS. The Company will notify each of the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (d) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus Supplement.

              (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

              (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

              (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under "Use of Proceeds".

              (i) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

              SECTION 4.    PAYMENT OF EXPENSES.

              (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and Prospectus Supplement and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, and any Legal Investment Survey,
(viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (ix) any fees payable in connection with the rating of the Securities.

              (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

              SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

              The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of the covenants and other obligations hereunder, and to the following further conditions:

              (a) EFFECTIVENESS OF REGISTRATION STATEMENT. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b).

              (b) OPINIONS OF COUNSEL FOR THE COMPANY. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of (i) Latham & Watkins, counsel to the Company, (ii) Clive Cummis, General Counsel to the Company, (iii) Phelps Dunbar, special Louisiana gaming counsel to the Company, (iv) Schreck Morris, special Nevada gaming counsel to the Company, (v) Sills Cummis Radin Tischman Epstein & Gross, P.A., special New Jersey counsel to the Company, (vi) Watkins Ludlam Winter & Stennis, P.A., special Mississippi counsel to the Company, and (vii) Susan L. Johnson, Corporate Counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

              (c) OPINION OF COUNSEL FOR UNDERWRITERS. (i) At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in paragraphs (1), (2), (3), (4), (5), (12) and (13) and the penultimate paragraph of Exhibit A-1 hereto together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, as appropriate, and certificates of public officials.

              (d) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and Prospectus Supplement (excluding any amendment or supplement thereto after the date hereof), any Material Adverse Change, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company, and of the chief financial or chief accounting officer of the Company, each dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in
       Section 1 hereof were true and correct as of the date hereof and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

              (e) ACCOUNTANTS' COMFORT LETTER. At the Closing Time, the Underwriters shall have received from Arthur Andersen LLP a letter or letters dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

              (f) MAINTENANCE OF RATING. At the Closing Time, the Securities shall be rated at least Baa3 by Moody's and BBB- by S&P, and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters (which evidence may include oral representations), confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

              (g) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

              (h) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 9(b) and this Section 5(h) shall survive any such termination and remain in full force and effect.

              SECTION 6.  INDEMNIFICATION.

              (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

              (iv) against any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials based upon information provided by the Company used in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

              (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

              (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this

Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

              The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

              The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

              Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

              No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

              SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

              SECTION 9.    TERMINATION OF AGREEMENT

              (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

              (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

              SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

              No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

              In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

              SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201, to the attention of Brian K. Maier; notices to the Company shall be directed to it at 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, to the attention of Clive Cummis, Esq.

              SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

              SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   PARK PLACE ENTERTAINMENT
                                     CORPORATION


                                   By:
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
S.G. COWEN SECURITIES CORPORATION
SCOTIA CAPITAL MARKETS (USA) INC.
BNY CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
PNC CAPITAL MARKETS, INC.
BEAR, STEARNS & CO. INC.
NORWEST INVESTMENT SERVICES, INC.


By:
   --------------------------------
       Authorized Signatory

                                                                      SCHEDULE A

                                LIST OF UNDERWRITERS
                                --------------------

                                                        Principal Amount
Name of Underwriter                                     of Securities
Merrill Lynch, Pierce Fenner & Smith Incorporated.....   $120,000,000
Banc of America Securities LLC........................    100,000,000
Deutsche Bank Securities Inc..........................     60,000,000
SG Cowen Securities Corporation.......................     22,000,000
Scotia Capital (USA) Inc..............................     22,000,000
BNY Capital Markets, Inc..............................     18,000,000
First Union Securities, Inc...........................     18,000,000
PNC Capital Markets, Inc..............................     18,000,000
Bear, Stearns & Co. Inc...............................     12,000,000
Norwest Investment Services, Inc......................     10,000,000
         Total........................................   $400,000,000
                                                         ============




                                   SCH A-26

                                                                      SCHEDULE B

                                PRICING INFORMATION
                                --------------------
                        PARK PLACE ENTERTAINMENT CORPORATION
                               8 1/2% Notes due 2006

                       Initial Public                   Underwriters'
                       Offering Price1                 Purchase Price*
                       ----------------                 ---------------
8 1/2% Notes          99.019%                             98.394%


-------------------------------
1  Expressed as a percentage of the face amount.



                                      SCH B-27

                                                              Exhibit A-1

                        FORM OF OPINION OF LATHAM & WATKINS

              (1) The Company is a corporation duly incorporated and validly existing in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement and the Indenture.

              (2) The Agreement has been duly authorized, executed and delivered by the Company.

              (3) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Agreement. The Securities, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered to the Underwriters against payment of the purchase price therefor specified in the Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable. The Securities are in the form contemplated by the Indenture.

              (4) The Indenture has been authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent the enforcement thereof may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public


                                   A-1-28
policy; (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and (e) we express no opinion regarding the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture. The Indenture is qualified under the 1939 Act.

              (5) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

              (6) The Company is not an "investment company" within the meaning of the 1940 Act.

              (7) The execution, delivery and performance of the Agreement and the Indenture by the Company and the offering, issuance or sale of the Securities under the Agreement and the use of the proceeds therefrom as described in the Prospectus Supplement will not, to our knowledge, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of various states).

              (8) The Indenture complies as to form in all material respects with the requirements of the 1939 Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

              (9) The execution and delivery by the Company of the Agreement, the Indenture and the Securities and the offering, issuance or sale of the Securities under the Agreement and the use of the proceeds therefrom as described in Prospectus Supplement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Company Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company, or any of its subsidiaries is a party or by which it is or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject that is identified by an officer of the Company as being material to the Company and its subsidiaries, taken as a whole, and that is listed as an attachment to such counsel's opinion ("Applicable Contracts"), except for such conflicts, breaches, defaults or Company Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to such counsel's knowledge, any Applicable Law (as defined below) or any Applicable Order (as defined below). No opinion is expressed in the foregoing opinion, however, as to the application of any antifraud or antitrust laws, or as to the perfection or priority of any security interest. For purposes of the foregoing, (a) the term "Applicable Law" shall mean only the Delaware General Corporation Law and those laws,


                                   A-1-29
rules and regulations of the State of New York and of the United States of America, in each case, that, in such counsel's experience, are normally applicable to the transactions of the type provided for by the Agreement, but without such counsel having made any special investigation with respect to any other laws, rules or regulations, (b) the term "Applicable Order" shall mean those court orders and orders of governmental authorities or governmental bodies (if any) disclosed to such counsel and set forth in an officer's certificate attached to such opinion.

              (10) The documents of the Company incorporated by reference in the Registration Statement and Prospectus (other than the financial statements and notes thereto, schedules and other financial data included in, incorporated by reference in or omitted therefrom, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

              (11) Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business and is in good standing in Florida, Louisiana, Maryland, Mississippi, Nevada and New Jersey.

              (12) The Registration Statement is effective under the 1933 Act, and to the best of our knowledge and information, no proceedings for a stop order have been instituted or threatened under Section 8(d) of the 1933 Act.

              (13) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements included or incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face to be appropriately responsive in all material respects to the 1933 Act, the rules and regulations of the Commission under the 1933 Act, and the 1939 Act.

              In addition, we have participated in conferences with officers and other representatives of the Company, counsel to the Underwriters, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus, the Prospectus Supplement and related matters were discussed. Although we have not verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement, and have not made any independent verification thereof, in the course our participation, nothing has come to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue

                                   A-1-30
statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as supplemented by the Prospectus Supplement, as of its date or at the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to, and do not, express any belief with respect to the financial statements and schedules and other financial data included in or incorporated by reference in the Registration Statement, Prospectus or Prospectus Supplement).

              Such opinion may be limited to the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Delaware.


                                   A-1-31

                                                          Exhibit A-2

                    FORM OF OPINION OF CLIVE CUMMIS

              (1) Based solely on my review of and in reliance upon certifications of relevant corporate officers of the Company, GNOC, Corp., Bally's Park Place, Inc. and Bally's Olympia Limited Partnership, of which Bally's Operator, Inc., a Delaware corporation, is the general partner (hereinafter referred to collectively as the "Relevant Gaming Subsidiaries"), each of the Relevant Gaming Subsidiaries is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business to the extent described in the Prospectus or the Prospectus Supplement.

              (2) Based solely on my review of and in reliance upon certifications of relevant corporate officers of the Company, each Relevant Gaming Subsidiary is in good standing in each foreign jurisdiction (to the extent such foreign jurisdiction is the State of New Jersey or the State of Delaware) in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect on the Company and its subsidiaries and affiliates, taken as a whole.

              (3) Based solely on my review and in reliance upon the certifications of relevant corporate officers of the Company, all of the issued and outstanding capital stock of each Relevant Gaming Subsidiary (other than Bally's Olympia Limited Partnership) has been duly authorized and is validly issued, fully paid and non-assessable. Based solely on my review and in reliance upon the certifications of relevant corporate officers of the Company, all of the issued and outstanding limited partnership interests of Bally's Olympia Limited Partnership, to the extent applicable under the Delaware Revised Limited Uniform Partnership Act, has been duly authorized, validly issued, fully paid and non-assessable.

              (4) To my knowledge, and in reliance upon certifications of relevant corporate officers of the Company, all of the issued and outstanding capital stock or limited partnership interests of each Relevant Gaming Subsidiary is owned by the Company directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

              Such opinion shall be limited to the Delaware General Corporation Law, the Delaware Revised Limited Uniform Partnership Act and the internal laws of the State of New Jersey.


                                   A-2-32

                                                                  Exhibit A-3

                          FORM OF OPINION OF PHELPS DUNBAR

              (1) The statements in the Prospectus or the Prospectus Supplement under the caption "Regulation and Licensing-Louisiana Gaming Laws" insofar as such statements, at the time they were made, constitute a summary of certain provisions of the laws and regulations governing riverboat gaming in Louisiana, have been reviewed by us and are accurate in all material respects (except for financial data included therein or omitted therefrom, as to which counsel express no opinion) and we do not know of any legal or governmental proceedings in the State of Louisiana where the Company conducts, or proposes to conduct, gaming operations required to be described in the Prospectus or the Prospectus Supplement which are not described as required.

              (2) No facts have come to our attention that would lead us to believe that the statements referred to in paragraphs (1) above contained, on the date of the Prospectus or the Prospectus Supplement, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they are made, not misleading.

              (3) (a) No consent, approval, authorization or other order, or filing with, any state executive, legislative, judicial, administrative or regulatory body (including any gaming regulatory body) or under the laws, rules and regulations of the State of Louisiana is legally required in connection with the commencement or consummation of the transactions contemplated by the Agreement, and (b) the execution, delivery and performance of the Agreement and the Indenture and the execution and delivery of the Securities by the Company and the consummation of the transactions contemplated thereby will not conflict with or violate any of the gaming laws, rules and regulations of the State of Louisiana or orders or decrees known to us of any State of Louisiana legislative, judicial, administrative or regulatory body as to which the Company is bound. Further, the recipients of this opinion understand and acknowledge that the transactions contemplated by the Agreement, the Indenture and the Securities, and each of these documents themselves, are subject to review by the Louisiana Gaming Control Board and are subject to the continuing review of the Board in connection with any gaming licenses issued to the Company.

              (4) Based solely upon our review of the records of the Louisiana Secretary of State and the truth and veracity of an Officer's Certificate in the form attached hereto as Exhibit A, Belle of Orleans, L.L.C. is a duly organized and validly existing limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own, lease and operate its properties and to


                                   A-3-33
conduct its business as described in the Prospectus or the Prospectus Supplement and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business.

              (5) Except as described in the Prospectus or the Prospectus Supplement, Belle of Orleans, L.L.C. has such gaming Authorizations from the Louisiana Gaming Control Board as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus or the Prospectus Supplement, except where the failure to obtain such gaming Authorizations would not have, singly or in the aggregate, a Material Adverse Effect. Notwithstanding the foregoing, you recognize that the suitability of Belle of Orleans, L.L.C. and its members to conduct gaming operations is subject to continuous review, and Belle of Orleans, L.L.C. and its members are subject, from time to time, to administrative proceedings or investigations. The foregoing opinion relates only to the authorization to conduct gaming operations on the date hereof, and we do not express or imply that such suitability or authorization will continue, or that such matters will not be affected by facts and circumstances known to us on the date hereof.


                                   A-3-34

                                                                  Exhibit A-4

                         FORM OF OPINION OF SCHRECK MORRIS

              (1) The statements in the Prospectus or the Prospectus Supplement under the heading "Regulation and Licensing-Nevada Gaming Laws" (except for financial data included therein or omitted therefrom, as to which we express no opinion), have been reviewed by us and insofar as such statements constitute summaries of the statutes, laws and applicable regulations of the State of Nevada regarding gaming (the "Nevada Gaming Laws"), they are accurate and correct in all material respects and fairly summarize the information called for.

              (2) Insofar as the following relate to the Nevada Gaming Laws, no authorization, approval, consent or license issued by any Nevada Gaming Authority or any other governmental body, agency or official of the State of Nevada is necessary in connection with the issuance of the Securities and the due authorization, execution, delivery and performance by the Companies of the Agreement, the Indenture, the Securities and the Acquisition Agreement, except (a) such as have been obtained and are in full force and effect, (b) such as may be required under Nevada state securities laws (as to which we express no opinion) and (c) such as are required under the Nevada Gaming Laws, as set forth in the Prospectus or the Prospectus Supplement.

              (3) The execution, delivery and performance of the Agreement, the Indenture, the Securities and the Acquisition Agreement by the Companies that are parties thereto and the consummation of the transactions contemplated thereby will not violate any of the Nevada Gaming Laws or any orders or decrees of any executive, legislative, judicial, administrative or regulatory body of the State of Nevada known to us to be binding upon the Company and any of the Gaming Subsidiaries.

              (4) Each of Flamingo Hilton-Laughlin, Inc., Parball Corporation, BI Gaming Corporation, FHR Corporation and LVH Corporation (the "Nevada Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or the Prospectus Supplement.

              (5) All of the issued and outstanding capital stock of each of the Nevada Subsidiaries has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company directly or through subsidiaries. None of the outstanding shares of capital stock of any of the Nevada Subsidiaries was issued in violation of statutory preemptive


                                   A-4-35
or, to our knowledge, non-statutory preemptive or other similar rights of any security holder.


                                   A-4-36

                                                                   Exhibit A-5

                                 FORM OF OPINION OF
                 SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS, P.A.

              (1) As at the time such statements were made, the statements in the Prospectus or the Prospectus Supplement under the caption "New Jersey Gaming Laws" found under the heading "Regulation and Licensing" (except for financial data included therein or omitted therefrom, as to which we express no opinion), to the extent the same pertain solely to N.J.S.A. 5:12-1 et seq. and the regulations promulgated pursuant thereto (collectively, the "New Jersey Gaming Laws"), contain no untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were or are made, not misleading; and except as may be described in the Prospectus or the Prospectus Supplement, we have no knowledge of any material legal or governmental proceedings in the State of New Jersey to which the Company or any affiliate that has licensed gaming operations in the State of New Jersey (a "New Jersey Gaming Affiliate") is a named party wherein a claim of a violation of the New Jersey Gaming Laws is asserted. The New Jersey Gaming Affiliates include GNOC, Corp. and Bally's Park Place, Inc.

              (2) Solely with respect to the New Jersey Gaming Laws, no authorization, approval, consent or license issued by the "Casino Control Commission" or the "Division of Gaming Enforcement" (as such governmental authorities are referenced in the New Jersey Gaming Laws, hereinafter referred to as the "New Jersey Regulators") is necessary in connection with the issuance of the Securities or for the due authorization, execution and delivery by the Company and/or any New Jersey Gaming Affiliate of the Agreement and the consummation of the transactions contemplated thereby, except such as have been obtained and are in full force in effect, and subject to the additional limitations, qualifications and exceptions set forth on Schedule 1 attached hereto and made a part hereof.

              (3) Subject to the limitations, qualification and exceptions set forth on Schedule 1 attached hereto and made a part hereof, the execution and delivery of the Agreement, the Indenture and the Securities by the Company and by any New Jersey Gaming Affiliate and the consummation of the transactions contemplated thereby will not conflict with or violate (a) any New Jersey Gaming Laws or (b) any order or decree of the New Jersey Regulators of which we have knowledge as to which the Company or any New Jersey Gaming Affiliate is bound.

              (4) Except as described in the Prospectus or the Prospectus Supplement, solely with respect to New Jersey Gaming Laws, and in reliance upon the certifications of relevant


                                   A-5-37
corporate officers of the Company, to our knowledge, each of the Company and any New Jersey Gaming Affiliate has such authorizations from the New Jersey Regulators as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus or the Prospectus Supplement, subject to the additional limitations, qualifications and exceptions set forth on Schedule 1 attached hereto and made a part hereof, and except where the failure to obtain such authorizations would not have, singly or in the aggregate, a Material Adverse Effect.

              Such opinion shall be limited to the New Jersey Gaming Laws.


                                   A-5-38

                                                              Exhibit A-6

                                 FORM OF OPINION OF
                       WATKINS LUDLAM WINTER & STENNIS, P.A.

              (1) Except (a) as disclosed in the Prospectus or the Prospectus Supplement, (b) for consents, approvals, authorizations, orders and filings that have been obtained prior to the date of the opinion or for those required under state securities or Blue Sky laws or regulations (as to which such state securities or Blue Sky laws or regulations such counsel need express no opinion), and (c) for the periodic and other filings and reporting requirements to which any of the Company and the Mississippi Gaming Subsidiaries (as defined in this opinion) are subject generally, to the best knowledge of such counsel, no action has been taken and no statute, rule or regulation (including, without limitation, any gaming statutes and regulations) or order has been enacted, adopted or issued by any Mississippi governmental agency (including, without limitation, the Mississippi Gaming Commission) or body which prevents the issuance of the Securities, prevents or suspends the use of any Prospectus or the Prospectus Supplement or suspends the sale of Securities; to the best knowledge of such counsel, no action, suit or proceeding is pending against or threatened against or affecting the Company or any of the Mississippi Gaming Subsidiaries before any Mississippi court or arbitrator or any Mississippi governmental body, agency (including, without limitation, the Mississippi Gaming Commission) or official, that, if adversely determined, would draw into question the validity of the Agreement.

              (2) Subject to the qualifications as set forth in paragraph (1) above, the execution and delivery of the Agreement, the performance of the Agreement, compliance by the Companies with provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, including those included in the Prospectus or the Prospectus Supplement (including the Transactions), in each case, as applicable, will not contravene any order of any Mississippi court or governmental agency (including, without limitation, the Mississippi Gaming Commission).

              (3) The statements in the Prospectus or the Prospectus Supplement under the captions "Risk Factors--Gaming referenda have been voted on or are being proposed in Mississippi and California and adoption of these referenda could have a material adverse effect on our business" and "Regulation and Licensing--Mississippi Gaming Laws" have been reviewed by such counsel and to the extent such statements constitute summaries of the statutes, laws and applicable regulations of the State of Mississippi regarding the casino industry and gaming, fairly summarize the information called for with respect to such Mississippi legal matters and are correct and accurate in all material respects.

                                   A-6-39

              (4) None of the Underwriters, the Trustee or the holders of the Securities (collectively referred to as "Participants") is required, solely by reason of the transactions contemplated by the Agreement, to be found suitable or to be licensed by the Mississippi Gaming Commission; provided, however, the Mississippi Gaming Commission retains discretion to require any Participant to file an application for a finding of suitability and be found suitable in order to remain a Participant.

              (5) Insofar as the following relate to the statutes, laws and applicable regulations of the State of Mississippi regarding the casino industry and gaming and subject to the qualifications set forth in paragraph
(1) above, no consent, approval, authorization or other order, or filing with, any state executive, legislative, judicial, administrative or regulatory body (including any gaming regulatory body) or under the laws, rules and regulations of the State of Mississippi is legally required in connection with the commencement or consummation of the transactions contemplated by the Agreement.

              (6)  Subject to the qualifications as set forth in paragraph
(1) above, the execution, delivery and performance of the Agreement, the Indenture, the Securities and the Acquisition Agreement by the Company and the consummation of the transactions contemplated thereby will not conflict with or violate any of the gaming laws, rules and regulations of the State of Mississippi or orders or decrees of any State of Mississippi executive, legislative, judicial, administrative or regulatory body known to us to be binding upon the Company or any of the Mississippi Gaming Subsidiaries.

              (7) Each of Grand Casinos of Mississippi, LLC-Gulfport, Grand Casinos of Mississippi, Inc.- Biloxi, BL Development Corp. and Bally's Olympia Limited Partnership, of which Bally's Operator, Inc., a Delaware corporation, is the general partner (the "Mississippi Gaming Subsidiaries"), has received a gaming operator's license from the Mississippi Gaming Commission, subject to the terms and conditions under which each such license was issued, which is necessary to own lease and operate each of their respective properties and to conduct each of their respective businesses in the manner described in the Prospectus or the Prospectus Supplement, and to the knowledge of such counsel, there are no proceedings pending before the Mississippi Gaming Commission to suspend or terminate any of such licenses.

              The opinion of Watkins Ludlam Winter & Stennis, P.A. shall be rendered to the Underwriters at the request of the Company and shall so state therein. Such opinion shall be subject to standard exceptions, qualifications and assumptions, including the retained discretion of the Mississippi Gaming Commission to require a finding of suitability with respect to any Participant, the authority of the Mississippi Gaming Commission to require rescission of any loan transaction which is inimical to the public health, safety, morals, good order or general welfare of the people of the State of Mississippi or would reflect, or tend to reflect, discredit upon the State of Mississippi or the gaming industry and required filings with


                                   A-6-40
and approvals of the Mississippi Gaming Commission with respect to the Securities and the approval of the Mississippi Gaming Commission to any restrictions on the transfer of, and agreements not to encumber, the stock or other equity securities of the Mississippi Gaming Subsidiaries that are licensed or that are registered in the State of Mississippi (without which such restrictions and agreements will not be effective pursuant to Mississippi Gaming Commission Regulations II.E. Section 5 and II.G. section
5). While the Company has received a waiver from the prior approval requirements under the Mississippi Gaming Control Act and Mississippi Gaming Commission regulations with respect to private placements and public offerings of its securities, the Mississippi Gaming Commission staff retains the ability to issue a "stop order" with respect to such offerings.


                                   A-6-41

                                                               Exhibit A-7

                        FORM OF OPINION OF SUSAN L. JOHNSON

              (1) The execution and delivery by the Company of the Agreement, the Indenture and the Securities and the offering, issuance or sale of the Securities under the Agreement and the use of the proceeds therefrom as described in the Prospectus or the Prospectus Supplement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Company Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Applicable Contracts (as defined below), except for such conflicts, breaches, defaults or Company Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect. No opinion is expressed in the foregoing opinion, however, as to the application of any antifraud or antitrust laws, or as to the perfection or priority of any security interest.

              For purposes of the foregoing, the term "Applicable Contracts" shall mean each contract that the Company filed as an Exhibit 10 to its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 1999 and the three months ended June 30, 1999.

              (2) To the best of my knowledge, except as disclosed in the Registration Statement and Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Indenture or the performance by the Company of its material obligations thereunder.


                                   A-7-42